Exhibit 99.1

NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS

OF

NEBRASKA ENERGY COOPERATIVE, INC.

605 12th Street – P.O. Box 209
Aurora, Nebraska 68818

September 19, 2008

Dear NEC Stockholder:

Notice is hereby given of the rescheduling of a special meeting (the “Special Meeting”) of the stockholders of Nebraska Energy Cooperative, Inc. (“NEC”), a Nebraska cooperative corporation, to be held at The Bremer Community Center, 1604 “L” Street, Aurora, Nebraska, 68818, on October 7, 2008 at 9:00 a.m., local time. Notice of this Special Meeting was originally given on August 20, 2008 with the original meeting scheduled for September 8, 2008.

On July 31, 2008, NEC entered into a purchase agreement (the “Purchase Agreement”) with Aventine Renewable Energy Holdings, Inc. (“Aventine”), a Delaware corporation.  Pursuant to the Purchase Agreement, NEC will sell and transfer its 21.58% membership interest in Nebraska Energy, L.L.C. (“NELLC”) for 1,000,000 shares of the common stock, par value $0.001 per share, of Aventine.

The originally scheduled Special Meeting was cancelled by the Board of Directors of NEC upon Aventine notifying NEC that there was a pending matter that might have required Aventine to make a public disclosure and that it preferred that such public disclosure occur prior to the NEC Special Meeting. On September 16, 2008 Aventine filed with the Securities and Exchange Commission a Form 8-K on which it reported an amendment to and discussion regarding its credit facility. A copy of that Form 8-K is enclosed herewith and incorporated herein by this reference for your review.

     By the terms of the Purchase Agreement, the purchase would be completed as soon as practicable after the stockholders of NEC approve the Purchase Agreement. While the Purchase Agreement does provide that Aventine may, subject to certain limitations, terminate the Purchase Agreement if Closing does not take place on or before September 30, 2008, Aventine has informed NEC that it has no current intention of terminating the Purchase Agreement prior to the rescheduled meeting date.

  Once the transaction (the “Transaction”) pursuant to the Purchase Agreement is completed, NEC would be dissolved according to a plan of dissolution (the “Plan of Dissolution”) (to be approved by the NEC stockholders at the Special Meeting) after distribution of patronage and membership interests, payment of taxes, if any, and final accounting for NEC is completed and the affairs of NEC are wound up. The Purchase Agreement and the Plan of Dissolution are included within the Aventine Prospectus previously mailed to you and which is incorporated herein by this reference.

Pursuant to the terms of the Plan of Dissolution, NEC planned to liquidate an appropriate number of share of the common stock received from Aventine upon Closing of the Purchase Agreement for the purpose of funding the 2007 patronage payment to the NEC equity holders that was required to be made by September 15, 2008. Due to the delay of the Special Meeting as a result of the timing of the Aventine public disclosure, Aventine advanced to NEC the sum of $173,500.00 to enable NEC to make the 2007 patronage allocation. NEC executed a promissory note in favor of Aventine for $173,500.00. In the event the Transaction is not approved, or does not occur, the note will be repaid by a proportional transfer of NEC’s membership interests in NELLC to Aventine equal to the value of the promissory note.

     On September 18, 2008, the last full trading day prior to the mailing of this letter, the high, low and closing prices per share of Aventine common stock as reported by the NYSE Composite Transaction Tape were $4.50 (high), $3.93 (low) and $4.26 (close).  You are urged to obtain current market quotations for shares of Aventine common stock before making any voting decision. Further, it is anticipated that it may take approximately two weeks following the date of the Special Meeting to close the transaction. The Aventine common stock will remain subject to market volatility and change in value during this period.

The board of directors of NEC has approved the Purchase Agreement and the Plan of Dissolution.  The stockholders will be asked to vote on the approval of the Purchase Agreement and the Plan of Dissolution at the Special Meeting.  The purpose of the Special Meeting is approval of a resolution by the NEC stockholders to: (1) Approve the Purchase Agreement; and (2) Approve the Plan of Dissolution of the corporate entity upon the winding up of its affairs.

The resolution to approve the Purchase Agreement and the Plan of Dissolution each require the approval of two-thirds of the NEC stockholders present and voting at the Special Meeting. We urge you to take advantage of the convenience of returning the enclosed ballot by the self addressed stamped envelope. Those NEC stockholders voting by mail ballot are considered present and voting for purposes of quorum and approval of the resolution. Note: If you voted by mail ballot in advance of the originally scheduled meeting and returned the mail ballot postmarked not later than September 3, 2008, that mail ballot WILL COUNT as a vote at the October 7, 2008 special meeting unless you execute a new ballot and request that your first ballot be revoked. You may do so using the enclosed form for revocation of your original mail ballot. If you have not already voted by mail you may use the enclosed ballot to do so.

State law requires all mail ballots to be signed.  However, in order to assure anonymity, the secretary of the board of directors of NEC has appointed NEC’s independent auditor, Bernie Horst, to receive and tabulate all mail ballots on behalf of NEC’s board of directors and to report the results of the mail balloting to the secretary of NEC’s board of directors at the Special Meeting. All ballot revocations and/or mail ballots cast must be mailed to NEC’s independent auditor, Bernie Horst, in the enclosed addressed and stamped envelope, postmarked not later than October 2, 2008 (AT LEAST FIVE DAYS BEFORE SPECIAL MEETING).  If you return the ballot, you may withdraw it and vote in person at the Special Meeting.

Pursuant to Neb. Rev. Stat.§§ 21-21,137 to 21-20,150. NEC stockholders have the right to exercise dissenter’s rights in the event the Transaction is approved. The Notice of Dissenter’s rights is attached hereto and incorporated within this Notice of Special Meeting.  Stockholders are reminded that a Plan of Dissolution is also being placed before the stockholders for approval that will provide for distribution of the common stock received from Aventine to each stockholder upon consummation of the Transaction. Each stockholder will then be able to hold the stock or liquidate it for cash as he or she desires.

AVENTINE IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND AVENTINE A PROXY.  No vote is required on the part of the Aventine stockholders in connection with this Transaction.  We urge you to read the information statement and prospectus, including the matters discussed under “Risk Factors”, as set forth in the Aventine Prospectus and the information set forth in the enclosed 8-K carefully.

Sincerely, /s/ Richard Schaffert
Chairman, Board of Directors Nebraska Energy Cooperative, Inc.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Transaction described in the enclosed prospectus or the Aventine common stock to be issued in connection with the Transaction or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

NOTICE OF DISSENTER’S RIGHTS

Pursuant to Neb. Rev. Stat.§§ 21-21,137 NEC et. seq. stockholders have the right to exercise dissenters rights and in the event the Transaction is approved. Dissenter’s rights are governed by the provisions of the Nebraska statutes reprinted below.

Dissenter’s rights entitle a stockholder to dissent from, and obtain payment of the fair value of his or her shares in event of consummation of the Purchase Agreement. The statutory procedures set forth below provide all necessary steps a stockholder must take in order to exercise such rights.

These steps include, but are not necessarily limited to requiring the following from dissenting shareholder:

1.	The dissenting shareholder must deliver to NEC before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

2.
The dissenting shareholder shall not vote in favor of the proposed action. In this instance a dissenting shareholder would have to sign either the mail ballot or the ballot used at the special meeting in order to prove that he or she voted no on the Resolution to approve the Purchase Agreement.

Failure to satisfy BOTH of the foregoing requirements will disqualify a stockholder from exercising his or her dissenter’s rights.

The following statutory provision set forth the process to be followed by NEC and a dissenting stockholder in the event the Transaction is approved.

DISSENTER’S RIGHTS STATUTORY PROVISIONS

§ 21-20,137. Dissenters' rights; terms, defined.

For purposes of sections 21-20,137 to 21-20,150:

(1) Beneficial shareholder shall mean the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

(2) Corporation shall mean the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer;

(3) Dissenter shall mean a shareholder who is entitled to dissent from corporate action under section 21-20,138 and who exercises that right when and in the manner required by sections 21-20,140 to 21-20,148;

(4) Fair value, with respect to a dissenter's shares, shall mean the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

(5) Interest shall mean interest from the effective date of the corporate action until the date of payment at the rate specified in section 45-104, as such rate may from time to time be adjusted by the Legislature;

(6) Record shareholder shall mean the person in whose name shares are registered in the records of a corporation or the beneficial shareholder to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) Shareholder shall mean the record shareholder or the beneficial shareholder.

§ 21-20,138. Right to dissent.

(1) A shareholder shall be entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a) Consummation of a plan of merger to which the corporation is a party:

(i) If shareholder approval is required for the merger by section 21-20,130 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

(ii) If the corporation is a subsidiary that is merged with its parent under section 21-20,131;

(b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(d) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

(i) Alters or abolishes a preferential right of the shares;

(ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 21-2038; or

(e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, the bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for his or her shares under sections 21-20,137 to 21-20,150 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(3) The right to dissent and obtain payment under sections 21-20,137 to 21- 20,150 shall not apply to the shareholders of a bank, trust company, stock-owned savings and loan association, or the holding company of any such bank, trust company, or stock-owned savings and loan association.

§ 21-20,139. Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection shall be determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

(a) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

21-20,140. Notice of dissenters' rights.

(1) If proposed corporate action creating dissenters' rights under section 21- 20,138 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 21-20,137 to 21-20,150 and be accompanied by a copy of such sections.

(2) If corporate action creating dissenters' rights under section 21-20,138 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send those shareholders the dissenters' notice described in section 21-20,142.

§ 21-20,141. Dissenters' rights; notice of intent to demand payment.

(1) If proposed corporate action creating dissenters' rights under section 21- 20,138 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (a) shall deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated and (b) shall not vote his or her shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

§ 21-20,142. Dissenters' notice.

(1) If proposed corporate action creating dissenters' rights under section 21- 20,138 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 21-20,141.

(2) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

(a) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation shall receive the payment demand which date may not be fewer than thirty nor more than sixty days after the date the notice required by subsection (1) of this section is delivered; and

(e) Be accompanied by a copy of sections 21-20,137 to 21-20,150.

§ 21-20,143. Dissenters' rights; duty to demand payment.

(1) A shareholder who was sent a dissenters' notice described in section 21- 20,142 shall demand payment, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (2)(c) of section 21-20,142, and deposit his or her certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits his or her shares under subsection (1) of this section shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

(3) A shareholder who does not demand payment or does not deposit his or her share certificates where required, each by the date set in the dissenters' notice, shall not be entitled to payment for his or her shares under sections 21-20,137 to 21-20,150.

§ 21-20,144. Dissenters' rights; share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions are released under section 21-20,146.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares shall retain all other rights of a shareholder until such rights are canceled or modified by the taking of the proposed corporate action.

§ 21-20,145. Dissenters' rights; payment.

(1) Except as provided in section 21-20,147, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 21-20,143 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2) The payment shall be accompanied by:

(a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(b) A statement of the corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's right to demand payment under section 21- 20,148; and

(e) A copy of sections 21-20,137 to 21-20,150.

§ 21-20,146. Dissenters' rights; failure to take action.

(1) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under section 21-20,142 and repeat the payment demand procedure.

§ 21-20,147. Dissenters' rights; after-acquired shares.

(1) A corporation may elect to withhold payment required by section 21-20,145 from a dissenter unless he or she was the beneficial shareholder before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment under section 21-20,148.

§ 21-20,148. Dissenters' rights; procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment under section 21- 20,145, or reject the corporation's offer under section 21-20,147 and demand payment of the fair value of his or her shares and interest due if:

(a) The dissenter believes that the amount paid under section 21-20,145 or offered under section 21-20,147 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under section 21-20,145 within sixty days after the date set for demanding payment; or

(c) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation of his or her demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for his or her shares.

§ 21-20,149. Dissenters' rights; court action.

(1) If a demand for payment under section 21-20,148 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the district court of the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Appraisers shall have the powers described in the order appointing them or in any amendment to such order. The dissenters shall be entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding shall be entitled to judgment (a) for the amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or (b) for the fair value, plus accrued interest, of his or her after-acquired shares for which the corporation elected to withhold payment under section 21- 20,147.

§ 21-20,150. Dissenters' rights; court costs and attorney's fees.

(1) The court in an appraisal proceeding commenced under section 21-20,149 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 21-20,148.

(2) The court may also assess the attorney's fees and expenses and the fees and expenses of experts for the respective parties in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 21-20,140 to 21-20,148; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by sections 21-20,137 to 21-20,150.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

BALLOT

STOCKHOLDER RESOLUTION:

WHEREAS, Nebraska Energy Cooperative, Inc. is the owner of a 21.58% membership interest in Nebraska Energy, L.L.C.;

WHEREAS, Aventine Renewable Energy, LLC, wholly-owned subsidiary Aventine Renewable Energy Holdings, Inc., is the owner of the remaining membership interests in Nebraska Energy L.L.C.;

WHEREAS, Aventine Renewable Energy Holdings, Inc. has entered into a purchase agreement (the “Purchase Agreement”) with Nebraska Energy Cooperative, Inc. to purchase Nebraska Energy Cooperative Inc.’s membership interests in Nebraska Energy, L.L.C. on the terms and conditions set forth in the Purchase Agreement;

WHEREAS, once the transaction pursuant to the Purchase Agreement is complete, Nebraska Energy Cooperative, Inc. would be dissolved according to a plan of dissolution (the “Plan of Dissolution”) after distribution of patronage and membership interests, payment of taxes, if any, and final accounting for Nebraska Energy Cooperative, Inc. is completed and the affairs of Nebraska Energy Cooperative, Inc. are wound up; and

WHEREAS, if the Stockholder’s of Nebraska Energy Cooperative, Inc. approve the Purchase Agreement and complete the transaction, Nebraska Energy Cooperative, Inc. will have no other business activities.

NOW THEREFORE, BE IT RESOLVED THAT:

The Purchase Agreement between Nebraska Energy Cooperative, Inc. and Aventine Renewable Energy Holdings, Inc. is hereby approved and the board of directors and management of Nebraska Energy Cooperative, Inc. are authorized to complete the transaction in accordance with the terms and conditions of the Purchase Agreement; and

BE IT FURTHER RESOLVED THAT:

The Plan of Dissolution of Nebraska Energy Cooperative, Inc. is hereby approved and the board of directors and management of Nebraska Energy Cooperative, Inc. are authorized to wind up the affairs of Nebraska Energy Cooperative, Inc. and dissolve Nebraska Energy Cooperative, Inc. as set forth in the Plan of Dissolution.

( )	I vote FOR APPROVAL of the foregoing Stockholder Resolution.

( )	I vote AGAINST approval of the foregoing Stockholder Resolution.

Dated ______________________, 2008.

Print Name of Stockholder

Signature of Stockholder

Nebraska law (§ 21-1303) requires that mailed ballots be signed by the stockholder.
THE BALLOT MUST BE POSTMARKED NOT LATER THAN October 2, 2008 (AT LEAST 5 DAYS BEFORE SPECIAL MEETING) TO BE COUNTED.

NEBRASKA ENERGY COOPERATIVE, INC.  Aurora, Nebraska.

REVOCATION OF MAIL BALLOT

The undersigned stockholder of NEC hereby revokes the mail ballot previously returned to NEC postmarked on or before September 3, 2008.

Printed Name of Stockholder

Signature of Stockholder

This revocation must be signed to be effective. This revocation must be returned postmarked not later than October 2, 2008 (at least 5 days before the special meeting) to be effective.